UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 788-1999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Overview

On April 12, 2012, an indirect, wholly owned subsidiary (“Subsidiary Borrower”), of International Lease Finance Corporation (the “Company”) entered into a new secured term loan agreement in the amount of $550,000,000 (the “2012-2 Secured Term Loan”). The obligations of the Subsidiary Borrower under the 2012-2 Secured Term Loan are guaranteed on an unsecured basis by the Company and on a secured basis by certain other wholly owned subsidiaries of the Subsidiary Borrower. The security granted includes the equity interests in certain special purpose subsidiaries of the Subsidiary Borrower that are designated non-restricted under the company’s indentures (“SPEs”) and that will own the relevant aircraft. The Company used the funds to prepay in full and at par its $550,000,000 2010 Secured Term Loan 2 Credit Facility originally scheduled to mature on March 17, 2016.

2012-2 Secured Term Loan

Maturity and Interest. The 2012-2 Secured Term Loan matures on April 12, 2016 and bears interest, payable quarterly in arrears, at LIBOR plus 3.75% per annum, subject to a LIBOR floor of 1.00% per annum, and was priced at 99.5% of par value. In certain circumstances the loan may bear interest at a base rate determined pursuant to the 2012-2 Secured Term Loan plus 2.75% per annum. Any principal, interest or other amounts overdue under the loan facility will bear interest at a rate of 2.00% per annum plus the interest rate then borne under such loan facility.

Collateral. The equity interests of the SPEs serve as part of the security for the 2012-2 Secured Term Loan. The SPEs collectively own a portfolio of 36 aircraft and all related equipment and leases, with an average appraised base market value as of March 26, 2012 of approximately $1.002 billion, equal to an initial loan-to-value ratio of approximately 54.9% (the “Pool Aircraft”). Subject to substitution rights, the portfolio of Pool Aircraft will be required to meet certain concentration criteria, including age of aircraft, location of lessees, model type of aircraft and percentage of aircraft leased to a single lessee.

Mandatory Prepayment. If the Subsidiary Borrower does not maintain compliance with a maximum loan-to-value ratio of 63% (“Maximum LTV”) on an applicable determination date in accordance with the terms of the 2012-2 Secured Term Loan, it will be required to prepay portions of the outstanding loans. Specifically, if the ratio of (i) the aggregate outstanding principal amount of the 2012-2 Secured Term Loan, divided by (ii) the sum of (a) the recent aggregate appraised value of all Pool Aircraft and (b) the amount of any cash proceeds in a pledged cash collateral account (the “Collateral Account”), to the extent such cash proceeds shall not have been in the Collateral Account for more than 180 days, is greater than the Maximum LTV on an applicable determination date, then the Subsidiary Borrower must prepay, without penalty or premium (subject to certain limited exceptions), a portion of the 2012-2 Secured Term Loan or transfer additional Pool Aircraft to the SPEs (subject to certain concentration criteria) so that the ratio is equal to or less than the Maximum LTV. While values are determined based on appraisals, they are subject to certain limitations that in certain cases may result in a reduced value or a value of zero for an aircraft. Prepayment upon the sale, occurrence of an event of loss or certain other events with respect to any of the Pool Aircraft may be required unless the loan-to-value ratio, after giving effect thereto, does not exceed the Maximum LTV.

Voluntary Prepayment. During the first year of the 2012-2 Secured Term Loan, if the Subsidiary Borrower voluntarily prepays the 2012-2 Secured Term Loan in part or in full, the amount prepaid will be subject to a 1% prepayment premium. The Subsidiary Borrower may voluntarily prepay the loan in part or in full at any time without penalty or premium after the first year. The 2012-2 Secured Term Loan does not impose a prepayment premium on the Subsidiary Borrower if the prepayment is made (i) to comply with the Maximum LTV, except if made in connection with a sale, substitution or removal of any Pool Aircraft (other than a substitution or removal of any Pool Aircraft that has suffered an event of loss or certain other events), or (ii) as a result of an event of loss or certain other events suffered by a Pool Aircraft (so long as the prepayment amount does not exceed the appraised value of such aircraft).

Covenants and Events of Default. The 2012-2 Secured Term Loan contains limitations on the ability of the Subsidiary Borrower and its subsidiaries to create liens (other than certain permitted liens), incur additional indebtedness, consolidate, merge, sell or otherwise dispose of all or substantially all of their assets and to enter into transactions with affiliates. The 2012-2 Secured Term Loan also contains customary events of default including, but not limited to, the failure to make payments of principal when due, the failure to pay interest or other amounts due under the loan within a limited number of days after such payments are due, the failure to comply with certain covenants and agreements specified in the loan agreement and in certain cases for a period of time after notice has been provided, the failure to pay certain other indebtedness or the acceleration of certain other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, the existence of certain unpaid judgments, the failure to contest certain liens, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding amounts under the 2012-2 Secured Term Loan may become due and payable immediately.

Item 1.02   Termination of a Material Definitive Agreement

On April 12, 2012, the Company prepaid in full and at par its $550,000,000 Secured Term Loan 2 Credit Facility entered into by the Subsidiary Borrower on March 17, 2010 (the “2010 Secured Term Loan 2”). The obligations of the Subsidiary Borrower under the 2010 Secured Term Loan 2 were guaranteed on an unsecured basis by the Company and on a secured basis by certain other wholly owned subsidiaries of the Subsidiary Borrower. The security granted included the equity interests in certain of the SPEs pledged in connection with the 2012-2 Secured Term Loan. The 2010 Secured Term Loan 2 was originally scheduled to mature on March 17, 2016, and bore interest at a rate of LIBOR plus a margin of 5.00% per annum, subject to a LIBOR floor of 2.00% per annum, and was priced at 98.0% of par value. The Company was permitted to prepay the 2010 Secured Term Loan 2 at any time. The 2010 Secured Term Loan 2 required a loan-to-value ratio of no more than 63%, and contained customary covenants and events of default, including limitations on the ability of the Company and its subsidiaries, as applicable, to (i) create liens; (ii) incur additional indebtedness; (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and (iv) enter into transactions with affiliates. The prepayment was made using the proceeds from the 2012-2 Secured Term Loan.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 7.01   Regulation FD Disclosure.

On April 12, 2012, the Company issued a press release announcing the 2012-2 Secured Term Loan. The press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

The following exhibit is included with this report and is being furnished solely for purposes of Item 7.01 of this Form 8-K:

(d)                 Exhibits

Exhibit Number	Description

99.1	Press Release dated April 12, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Elias Habayeb
	By:	Elias Habayeb
Senior Vice President & Chief Financial Officer

DATED: April 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 12, 2012